Exhibit 10.8.5
FOURTH MODIFICATION TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH MODIFICATION TO AMENDED AND RESTATED LOAN AGREEMENT (the "Modification Agreement") is made and entered into as of July 14, 2017 by and among FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with an office in Chattanooga, Tennessee, as Administrative Agent (“Agent”) and Lender, and the other lenders from time to time party hereto (all of the Lenders are collectively referred to herein as the "Lenders"), and CBL & ASSOCIATES LIMITED PARTNERSHIP, as the Borrower, CBL & ASSOCIATES PROPERTIES, INC., as the Parent, the latter solely for the limited purposes set forth in Section 13.22 of the Amended and Restated Loan Agreement dated February 22, 2013, among the Borrower, the Parent, the Agent, and the Lenders, as amended on December 16, 2013, on January 16, 2015, and on October 20, 2015, and as it may be further amended from time to time (collectively, the "Loan Agreement").
WHEREAS, the Lenders have heretofore made a term loan as of February 22, 2013, to the Borrower in the principal amount of Fifty Million and NO/100 Dollars ($50,000,000.00) (the "Term Loan") pursuant to the Loan Agreement and as evidenced by Term Notes dated as of February 22, 2013, to each of the Lenders in the amount of each Lender’s Pro Rata Share (as defined in the Loan Agreement), as amended from time to time (the "Notes"); and
WHEREAS, the Borrower has requested an extension of the maturity date of the Term Loan and the Lenders are willing to allow such extension, but only upon the terms and conditions hereinafter described; and
WHEREAS, two (2) Lenders in the Term Loan have declined to participate beyond the current maturity date of the Term Loan but other Lenders have agreed to an increase in their participation but only up to the sum of $45,000,000.00, not to the sum of $50,000,000.00; and
WHEREAS, as a result of the foregoing, the Borrower has agreed to pay down the Term Loan to $45,000,000.00 on the date hereof and Agent has agreed to use good faith efforts to find a participating lender for the additional $5,000,000.00 needed to bring the Term Loan back up to $50,000,000.00.
NOW, THEREFORE, in consideration of the premises, the continued extension of credit, and other good and valuable consideration, Borrower, Agent and Lenders agree as follows, to-wit:
1.Capitalized terms as used herein shall have the same meaning as contained in the Loan Agreement unless a different definition is provided herein.
2.Borrower shall execute and deliver to each Lender an amended and restated Term Note reflecting the extended maturity date.
3.The Loan Agreement is hereby amended as follows:
(a)    In Section 1.1, the definition of "Applicable Margin to Term Loan" is deleted and the following is substituted in lieu thereof:

"Applicable Margin to Term Loan" means one and sixty five hundredths percent (1.65%) per annum."
(b)    In Section 1.1, the definition of "Maturity Date of Term Loan" is deleted and the following is substituted in lieu thereof:
"Maturity Date of Term Loan" means June 5, 2021, as such date or dates may be extended pursuant to Section 2.13 or the terms of the Term Note.
(c)    In Section 1.1, the definition of "Federal Funds Rate" is deleted and the following is substituted in lieu thereof: “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent; provided however, the Federal Funds Rate used hereunder shall never be less than zero (0%).
(d)    In Section 1.1, the definition of "Issuing Bank" is deleted and the following is substituted in lieu thereof: “Issuing Bank” means First Tennessee Bank National Association or, after written notice to Borrower, any other Lender replacing First Tennessee Bank National Association that agrees to such designation, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.2.
(e)    In Section 1.1, the definition of "Specified Derivatives Provider" is deleted and the following is substituted in lieu thereof: “Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into (regardless whether such counterparty subsequently ceases to be a Lender or an Affiliate of a Lender).
(f)    Section 7.1(x) OFAC is deleted in its entirety and the following is inserted in lieu thereof: OFAC. None of the Parent, the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Parent or the Borrower (provided, however, such representation or warranty with respect to any Third Party Affiliate is made to the best knowledge of the Parent and the Borrower): (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, region or territory, (B) an organization controlled by a country, region or territory, or (C) a person resident in a country, region or territory that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person nor will the proceeds of the Loan be used in violation of FCPA/anti-corruption laws. Each of Borrower and its Subsidiaries and their respective directors, officers and, to the knowledge of Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977.
(g) Section 10.2 Negative Pledges is deleted in its entirety and the following is inserted in lieu thereof:
"Section 10.2.    Negative Pledge
(a)    The Borrower shall not, and shall not permit any other Loan Party or Subsidiary (other than an Excluded Subsidiary of the type described in clause (a) of the definition of “Excluded Subsidiary”) to, (i) create, assume, incur, permit or suffer to exist any Lien on any of its properties, assets, income or profits of any character whether now owned or hereafter acquired, except for Permitted Liens or (ii) permit any of its properties, assets, income or profits or any direct or indirect ownership interest of the Borrower or in any Person owning any properties, assets, income or profits, to be subject to a Negative Pledge (other than the Permitted Negative Pledges).
(b)    The Borrower shall not, and shall not permit any Excluded Subsidiary to, (i) create, assume, incur, permit or suffer to exist any Lien on any Equity Interests of any Subsidiary of the Borrower holding title to any Eligible Property or any other asset the value of which is included in the determination of Unencumbered Asset Value or the Equity Interests of any Subsidiary of the Borrower that owns, directly or indirectly any Equity Interests in any Subsidiary of the Borrower holding title to any Eligible Property or any other asset the value of which is included in the determination of Unencumbered Asset Value (all such Equity Interests under this clause (i) being “Specified Equity Interests”), except for Permitted Liens described in clause (f) of the definition of that term or (ii) permit any Specified Equity Interests to be subject to a Negative Pledge (other than the Permitted Negative Pledges)."
(h) A definition of Permitted Negative Pledges is added as follows: “Permitted Negative Pledge” means (a) any Negative Pledge permitted under this Agreement, (b) any Negative Pledge under an Existing Facility on terms and conditions not more restrictive than those set forth herein and (c) any other Negative Pledge subject to an equal and ratable Lien in favor of the holders of any Unsecured Indebtedness in connection with the pledge of any property or asset to secure the Obligations in favor of the Administrative Agent."
(i) A definition of Existing Facilities is added as follows: " “Existing Facilities” means, individually and collectively, each of the Existing Ninth Amended Agreement, the Existing Fourth Amended Agreement, the Existing 2015 Term Loan Agreement and the Existing 2013 Term Loan Agreement. Definitions for each of those shall be as follows:

“Existing 2015 Term Loan Agreement” means that certain Term Loan Agreement, dated as of October 16, 2015, by and among the Borrower, the Parent, the lenders parties thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time).
“Existing 2013 Term Loan Agreement” means that certain Term Loan Agreement, dated as of July 30, 2013, by and among the Borrower, the Parent, the lenders parties thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time).
“Existing Fourth Amended Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 16, 2015, by and among the Borrower, the Parent, the lenders parties thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time).
“Existing Ninth Amended Agreement” means that certain Ninth Amended and Restated Credit Agreement, dated as of October 16, 2015, by and among the Borrower, the Parent, the lenders parties thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time).
(j)    Section 13.6 (b)(vii) which reads as below is stricken in its entirety: "(vii) Assignments by Specified Derivatives Provider. If the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Revolving Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts relating to the assigned loan to the assignee or another Lender (or Affiliate thereof)."
(k)    Section 13.6(c) is deleted in its entirety and the following is inserted in lieu thereof: "(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation as described in Section 13.6.(d) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary."
(l)    EXHIBIT "F," FORM OF TERM NOTE" is deleted and Exhibit "A" attached hereto is substituted in lieu thereof.
(m)    The terms and provisions contained on Exhibit "B" attached hereto are included as part of the Agreement.
4.    Upon Borrower's execution of this Modification Agreement, the Borrower shall pay: (a) $5,000,000.00 to Agent to be used by Agent to pay down the Term Loan to $45,000,000.00; and (b) all fees and expenses incident to this Modification Agreement, including but not limited to: (i) a $157,500.00 extension fee payable to Agent for the ratable benefit of Agent and the other Lenders based upon each Lender’s Term Commitment; and (ii) the Agent’s attorneys' fees and recording costs. The $5,000,000.00 pay down received from Borrower, along with the $2,500,000.00 increase in participation by Agent as a Lender, shall be applied to pay off the $7,500,000.00 Term Note currently held by Whitney Bank. The $10,000,000.00 held by Bank of America shall be purchased/ assumed by Goldman Sachs Bank. Allocations of the Term Loan among the Lenders shall be a noted on Exhibit "C" attached hereto are included as part of the Agreement.
5.    The Borrower hereby authorizes and directs the Agent to take any action necessary to conform the Loan Documents to the terms as herein modified and by these presents accepts and confirms its liability under the Loan Documents with the terms as herein modified.
6.    All of the representations and warranties set forth in the Loan Agreement are and remain true and correct on and as of the date of this Modification Agreement with the same effect as though such representations and warranties had been made on and as of this date (except for those representations and warranties which were specifically made to be effective as of the Agreement Date, and which representations and warranties otherwise remain true and correct as of the Agreement Date).
7.    The Borrower is in full compliance with all of the terms and provisions set forth in the Loan Agreement and the other Loan Documents, and no Event of Default as specified in the Agreement or the other Documents, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default thereunder, has occurred and is continuing, and the effectiveness of this Modification Agreement is conditioned on the foregoing.

8.    The Borrower agrees that amendments to the Loan Agreement shall in no way affect or otherwise release any collateral held by the Lenders as security for the Loan Agreement and the other Loan Documents. The Borrower acknowledges and agrees that any collateral held by the Lenders as such security shall continue to secure the Loan Agreement and the other Loan Documents to the same extent and in the same manner as if the foregoing modifications had not been effected. The Borrower and Loan Parties further agree that all terms and conditions of the Agreement, the Note, and the Loan Documents shall remain in full force and effect except as modified herein and any other documents executed by Borrower of even date herewith.
9.    The Borrower agrees that neither this Modification Agreement nor any other document executed prior to the date of this Modification Agreement shall constitute a waiver of any Event of Default or default or breach under the Loan Agreement or any of the other Loan Documents or a waiver of any other rights and remedies of the Agent and Lenders under the Loan Agreement, such other Loan Documents or applicable law.
10.    In order to induce the Lenders to execute, deliver, and perform its covenants under this Modification Agreement, Borrower further covenants, represents and warrants to the Agent and the Lenders that:
(a)    This Modification Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and, by entering into this Agreement, the ability of Borrower to pay and to otherwise perform its obligations to other creditors is materially enhanced.
(b)    This Modification Agreement is not intended by the parties to be a novation, and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Agreement and the other Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.
(c)    No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Bankruptcy Code, has been instituted or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its affiliates.
(d)    The execution of this Modification Agreement by the Borrower and the performance by the Borrower of its obligations hereunder have been duly authorized by all requisite company action, and will not violate or result in a breach or constitute a default under any of the Borrower's organizational documents or any agreements to which the Borrower is a party or by which it or its property is bound.
11.    The Borrower, the Agent, and the Lenders hereby acknowledge and agree that this Modification Agreement shall not (i) be construed to be a waiver of or forbearance with respect to any breach, default or event of default that may have occurred or may occur in the future under the Loan Agreement, or any of the other Loan Documents (collectively, "Other Defaults"), or (ii) hinder, restrict or otherwise modify the rights and remedies of the Agent or the Lenders following the occurrence of any Other Defaults.

12.    The Borrower, the Agent and the Lenders agree as follows:
(a)    Any default under this Modification Agreement will be an Event of Default under the Loan Agreement.
(b)    Any future waiver, alteration, amendment or modification of any of the provisions of this Modification Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that this Modification Agreement cannot be modified orally, by course of dealing or by implied agreement. Moreover, any delay by the Agent or the Lenders in enforcing its rights after a default or event of default shall not be a release or waiver of the default or event of default and shall not be relied upon by the Borrower as a release or waiver of the default.
(c)    This Modification Agreement is be binding upon and inures to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives and assigns.
(d)    The headings in this Modification Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Modification Agreement. In the event any provision of this Modification Agreement is determined to be unenforceable under applicable law, such determination will not be deemed to affect the enforceability of the other provisions of this Modification Agreement, and all such other provisions will remain in full force and effect.
(e)    This Modification Agreement is deemed to be one of the Loan Documents.
13.    THE BORROWER ACKNOWLEDGES AND AGREES THAT THERE ARE NO EXISTING OFFSETS, DEFENSES OR COUNTERCLAIMS TO THE OBLIGATIONS OF THE BORROWER, AS SET FORTH IN THE LOAN AGREEMENT OR IN ANY OF THE OTHER LOAN DOCUMENTS, AND THAT THE BORROWER HAS NO EXISTING CLAIM FOR DAMAGES AGAINST THE AGENT OR THE LENDERS ARISING OUT OF OR RELATED TO THE LOAN OR THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND, IF AND TO THE EXTENT (IF ANY) THAT THE BORROWER HAS OR MAY HAVE ANY SUCH EXISTING CLAIM (WHETHER KNOWN OR UNKNOWN), THE BORROWER DOES HEREBY FOREVER RELEASE AND DISCHARGE, IN ALL RESPECTS, THE AGENT AND THE LENDERS WITH RESPECT TO SUCH CLAIMS.
14.    The Borrower further agrees that all terms and conditions of the Loan Agreement and Loan Documents shall remain in full force and effect except as modified in the First Modification to Amended and Restated Loan Agreement dated December 16, 2013 among the Borrower, the Lenders and others, the Second Modification to Amended and Restated Loan Agreement dated January 16, 2015 among the Borrower, the Lenders, and others, the Third Modification to Amended and Restated Loan Agreement dated October 20, 2015 among the Borrower, the Lenders, and others and this Modification Agreement.
15.    In the event Agent locates a Lender for the additional $5,000,000.00, Borrower agrees to execute and deliver to that Lender a Term Note in substantially the same form as the Term Note delivered to the Agent and Lenders of even date herewith and, Borrower shall at that time pay to Agent for the benefit of the new Lender an extension fee of $17,500.00 based upon that Lender’s $5,000,000.00 Term Commitment. In addition, with the consent of all Lenders as to its terms, a new Modification Agreement would be executed and delivered by Borrower, Parent, Agent and all the Lenders including the new Lender to update the Loan Documents accordingly.

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IN WITNESS WHEREOF, the parties have executed this Fourth Modification to Amended and Restated Loan Agreement the day and year first above written.

BORROWER: CBL & ASSOCIATES LIMITED PARTNERSHIP By: CBL Holdings I, Inc., its Sole General Partner

By:	/s/ Farzana Khaleel
Name:	Farzana Khaleel
Title:	Executive Vice President and Chief Financial Officer

PARENT: CBL & ASSOCIATES PROPERTIES, INC., solely for the limited purposes set forth in Section 13.22

By:	/s/ Farzana Khaleel
Name:	Farzana Khaleel
Title:	Executive Vice President and Chief Financial Officer

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(Signature Page to Fourth Modification of Amended and Restated Loan Agreement)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Tyrus J. Treadwell
Name:	Tyrus J. Treadwell
Title:	Vice President

(Signatures Continued on Next Page)

(Signature Page to Fourth Modification of Amended and Restated Loan Agreement)

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Ahaz Armstrong
Name:	Ahaz Armstrong
Title:	Senior Vice President

(Signatures Continued on Next Page)

(Signature Page to Fourth Modification of Amended and Restated Loan Agreement)

GOLDMAN SACHS BANK USA

By:	/s/ Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

(Signatures Continued on Next Page)

(Signature Page to Fourth Modification of Amended and Restated Loan Agreement)

SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

(Signatures Continued on Next Page)

(Signature Page to Fourth Modification of Amended and Restated Loan Agreement)

TRUSTMARK NATIONAL BANK

By:	/s/ Logan Welch
Name:	Logan Welch
Title:	Commercial Relationship Manager

EXHIBIT "A" TO FOURTH MODIFICATION OF AMENDED AND RESTATED LOAN AGREEMENT
EXHIBIT "F"
FORM OF TERM NOTE

TERM NOTE
THIS SENTENCE MAY BE DELETED IN THE NOTES FOR THE BANKS WHICH DID NOT PARTICIPATE IN THE PRIOR LOAN: [This Term Note amends and replaces that certain Term Note dated _________________ from the undersigned Borrower in favor of the Lender described below in the original principal sum of $________________(the "Existing Note")].
$_______________    Chattanooga, Tennessee
Dated as of ____________, 20__

On ______________, 20___, or any date to which it may be extended per the option described below (the "Maturity Date"), unless sooner accelerated as provided herein, or extended as provided herein, the undersigned, CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), promises to pay to the order of _____________________________________, a _________________ having a place of business in __________________________________ (the "Lender"), the principal sum of __________________________ and NO/100 Dollars ($_______________), value received, together with interest from date advanced until paid, upon disbursed and unpaid principal balances, at the rate(s) hereinafter specified, said interest being payable monthly on the fifth day of each month commencing on _____________ 5, 20___, with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.
The Maturity Date may be extended to ________5, 20__, if Borrower elects to exercise the option to extend, which option may only be exercised and effective if on June 5, 2021 (i) no Event of Default or Default, as defined in the loan documents evidencing or securing this Note (the "Loan Documents") exists, (ii) Borrower gives Lender written notice of the exercise of the option at least ninety (90) days prior to __________5, 20__; and (iii) Borrower pays to Agent for the benefit of all Lenders an extension fee equal to fifteen (15) basis points of the then outstanding principal balance of the Loan. Upon satisfaction of the foregoing conditions, beginning ________ 5, 20___, payments of all accrued interest shall continue to be due and payable on the fifth (5th) day of each consecutive month with the entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder, being due and payable in full on ______ 5, 20__.
This Note is a “Term Note” referred to in the Amended and Restated Loan Agreement dated as of February 22, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Administrative Agent and the other financial institutions party thereto and their assignees under Section 13.6. thereof, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Loan Agreement.
Subject to the limitations hereinafter set forth, the outstanding principal amount hereof shall bear interest from and including the first day of the Interest Period (hereinafter defined) to and including the last day of such Interest Period at a rate per annum equal to the sum of (a) the Applicable Margin to Term Loan [one and sixty five hundredths percent (1.65%)], plus (b) the LIBOR Rate. "LIBOR Rate" shall mean the independent index which is the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading “USD” on the day that is two (2) London Business Days preceding the end of each Interest Period (the “Reset Date”); however the LIBOR Rate used hereunder shall never be less than zero (0%). “London Business Day” shall mean any day on which commercial lenders in London, England are open for general business. If the LIBOR Rate, as defined above, is not available or is not published for any Reset Date, then LIBOR Rate shall mean the per annum rate of interest equal to the sum of the Base Rate plus one and ninety five hundredths percent (1.95%) per annum, which rate shall become effective at the beginning of the next Interest Period. As used herein "Interest Period" initially means from the date of this Note through the end of the current month and then each calendar month thereafter, with the LIBOR Rate adjusting on the first day of each month.
The annual interest rate for this Note is computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.
Borrower may not reborrow any sums paid under this Note.
In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, or if the LIBOR Rate or an acceptable substitute rate is no longer published or is unavailable for any reason, the indebtedness hereby evidenced shall bear interest at Administrative Agent’s Base Rate. "Base Rate" means the base commercial rate of interest established from time to time by Administrative Agent. The Base Rate is currently __________ and ___________ hundredths percent (____%) per annum.
This Note is secured by a Guaranty Agreement dated February 22, 2013 from CBL & Associates Properties, Inc., as such Guaranty Agreement may be amended from time to time.
All installments of interest, and the principal hereof, are payable for the account of the Lender at the office of Administrative Agent, 701 Market Street, Chattanooga, Tennessee 37402, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.
Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest from the date due at the lesser of (a) Post-Default Rate or (b) the maximum effective variable contract rate which it is lawful for the holder hereof to charge.

For any payment which is not made within ten (10) days of the due date for such payment, the Borrower shall pay a late fee, including without limitation loans which are renewed more than ten (10) days after the due date even though the renewal may be dated as of the past-due payment date. The late fee shall be equal to five percent (5%) of the unpaid portion of the past-due payment.
Upon the occurrence of an Event of Default, then, in such event, the entire unpaid principal balance of the indebtedness evidenced hereby together with all interest then accrued, shall, at the absolute option of the Lender, at once become due and payable, without demand or notice, the same being expressly waived.
If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Borrower, the Parent or any other Loan Party against the Lender, the Borrower shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.
The Borrower and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon.
It is the intention of the Lender and the Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Lender may lawfully charge under applicable law from time to time in effect, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Lender and the Borrower, that operates to bind, obligate, or compel the Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Lender and the Borrower that is in conflict with the provisions of this paragraph.
No recourse shall be had, whether by levy or execution or otherwise, for the payment of any obligations due or for any claim under this Note against any of Borrower's principals, shareholders, officers, directors, agents, trustees, advisors or employees, except with respect to

CBL & Associates Properties, Inc. under any Guaranty Agreement dated on or about the date hereof, as amended from time to time, and for any failure to abide by sections of the Loan Agreement applicable to it.
This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.
CBL Holdings I, Inc., Borrower’s sole general partner, its successors and assigns shall not be personally liable for the payment of this Note except to the extent set forth in Section 13.21 of the Loan Agreement.
The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time without penalty or premium unless it is prepaid within twenty four (24) months from the date of this Note, in which event Borrower shall pay a prepayment penalty equal to fifty (50) basis points times the amount being prepaid.
THIS PARAGRAPH MAY BE DELETED IN THE NOTES FOR THE BANKS WHICH DID NOT PARTICIPATE IN THE PRIOR LOAN: This Note is an amendment to and replacement of the Existing Note. All references herein to the “Note” shall collectively refer to this Term Note. The execution and delivery of this Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Existing Note.
To the extent there is a conflict between the terms of this Note and the terms of the Loan Agreement, the Loan Agreement shall govern and control.
(Signatures on Next Page)

[Signature Page to Term Note]

BORROWER: CBL & ASSOCIATES LIMITED PARTNERSHIP By: CBL Holdings I, Inc., its sole general partner

By:
Name:	Farzana Khaleel
Title:	Executive Vice President and Chief Financial Officer

STATE OF TENNESSEE:
COUNTY OF HAMILTON:

Personally appeared before me, ________________________, a Notary Public in and for said State and County duly commissioned and qualified, Farzana Khaleel, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged that she executed the within instrument for the purposes therein contained, and who further acknowledged that she is the Executive Vice President and Chief Financial Officer of CBL Holdings I, Inc. (the "Constituent"), the sole general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Borrower") and is authorized by the Borrower or by its Constituent, the Constituent being authorized by the Borrower, to execute this instrument on behalf of the Borrower.
WITNESS my hand, at office, this ____ day of ______________, 2017.

Notary Public
My Commission Expires:

(Notary Seal)

EXHIBIT "B" TO FOURTH MODIFICATION OF AMENDED AND RESTATED LOAN AGREEMENT

The below definitional terms and other agreements shall be a part of the Agreement and to the extent the existing definitional terms and other agreements contained the Agreement are contrary to the below definitional terms and other agreements the below shall control.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower and each Lender.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
a reduction in full or in part or cancellation of any such liability;
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 3.9(d) shall be deleted in its entirety and the following shall be substituted in lieu thereof: " (d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Article VI. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section [Acknowledgement and Consent to Bail-In of EEA Financial Institutions], no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation."

EXHIBIT "C"
TO
FOURTH MODIFICATION OF AMENDED AND RESTATED LOAN AGREEMENT

Lender	Term Loan Facility
First Tennessee Bank	$14,500,000
Goldman Sachs	$10,000,000
Synovus	$8,500,000
BB&T	$7,000,000
Trustmark National Bank	$5,000,000
TOTAL	$45,000,000